IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
Registration No. 33-52518/811-3217

EXHIBIT INDEX

Exhibit 9      Opinion of Counsel

Exhibit 10     Consent of Independent Auditors

Exhibit 11     Financial Statement Schedules and Report of Independent Auditors

Exhibit 14     Financial Data Schedules:
                        IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ IDS Life Insurance Company

Exhibit 15.1   Power of Attorney, dated August 19, 1997

Exhibit 15.2   Power of Attorney, dated April 9, 1998